UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

Zynex, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

9555 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (303) 703-4906

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events.

On August 13, 2019, Thomas Sandgaard, Chief Executive Officer and Chairman of Zynex, Inc., a Nevada corporation (the “Company”), adopted a written sales plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Plan”) for the sale of up to 600,000 shares of the Company’s common stock owned by Mr. Sandgaard and his affiliated entity during the period beginning August 14, 2019 and ending on August 14, 2020, subject to applicable securities laws, including Rule 144. The Plan provides for the sale of the shares at minimum prices ranging from $10.10 to $17.10.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. In accordance with Rule 10b5-1, Mr. Sandgaard will have no discretion over the sales of his shares of common stock under the Plan.

Any stock sales made under the Plan for Mr. Sandgaard will be publicly disclosed, as required by applicable securities laws. Except as may be required by applicable law, the Company does not undertake to report modifications, terminations or other activities under the Plan for Mr. Sandgaard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zynex, Inc.
(Registrant)

Dated: August 13, 2019	/s/ Daniel Moorhead
Chief Financial Officer